                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, for use of Commission only
[X]   Definitive Proxy Statement                  (as permitted by Rule 14e-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ARV Assisted Living, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           ARV Assisted Living, Inc.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14 a-6(i)(2), or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                           CALCULATION OF FILING FEE

==========================================================================================================
                                 Aggregate Number    Per Unit Price or        Proposed
      Title of Each Class        of Securities to     Other Underlying         Maximum           Amount of
    of Securities to which      which Transaction         Value of         Aggregate Value        Filing
      Transaction Applies            Applies             Transaction       of Transaction           Fee
- - ----------------------------------------------------------------------------------------------------------
              N/A                       --                   --                  --                 --
==========================================================================================================

                                ----------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount previously paid:  N/A
      2)  Form, Schedule or Registration Statement No.:  N/A
      3)  Filing Party:  N/A
      4)  Date Filed:  N/A

                           [ARV ASSISTED LIVING LOGO]


                           ARV ASSISTED LIVING, INC.
                               245 Fischer Avenue
                              Costa Mesa, CA 92626


                                 July 11, 1996


Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of ARV Assisted Living, Inc. to be held at the Red Lion Hotel, Room Red Lion 4, 3050 Bristol Street, Costa Mesa, California 92626, on August 13, 1996, at 9:00 a.m.

      At this meeting, we will vote to elect our Board of Directors. The Notice of Annual Meeting of Shareholders and Proxy Statement following this letter more fully describe the business expected to be transacted at the meeting. Once the business has been transacted, a question and answer period will follow.

      Your vote is very important. Whether or not you attend the meeting, your shares should be represented and voted at the meeting. Therefore, I urge you to mark, sign, date and promptly return the enclosed proxy card. If you decide to attend the meeting and wish to vote in person, you will still have the opportunity to do so.

      The Board of Directors appreciates your continued interest in the affairs of the Company. We look forward to greeting personally those shareholders who are able to attend the meeting.

                                                   Sincerely,


                                                   /s/ GARY L. DAVIDSON

                                                   Gary L. Davidson
                                                   Chairman of the Board

                           ARV ASSISTED LIVING, INC.
                               245 Fischer Avenue
                              Costa Mesa, CA 92626


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD TUESDAY, AUGUST 13, 1996


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ARV Assisted Living, Inc., a California corporation (the "Company"), will be held at the Red Lion Inn, Room Red Lion 4, 3050 Bristol Street, Costa Mesa, California 92626, at 9:00 a.m., local time, on Tuesday, August 13, 1996 for the following purposes:

      (1)    To elect seven directors to the Company's Board of Directors.

      (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on July 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      To ensure representation at the Annual Meeting, shareholders are urged to mark, sign, date and return the enclosed proxy card as promptly as possible, even if they plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

                                              By order of the Board of Directors

                                              /s/ GARY L. DAVIDSON

                                              Gary L. Davidson
                                              Chairman of the Board

Costa Mesa, California
July 11, 1996


================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. This will ensure the presence of a quorum at the meeting. Promptly marking, signing, dating and returning your proxy card will save the Company the expense of additional solicitation. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your election.
================================================================================

                           ARV ASSISTED LIVING, INC.

                  -------------------------------------------

                                PROXY STATEMENT

                  -------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         GENERAL. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ARV Assisted Living, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Red Lion Inn, Room Red Lion 4, 3050 Bristol Street, Costa Mesa, California 92626, at 9:00 a.m., local time, on Tuesday, August 13, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The principal executive offices of the Company are located at 245 Fischer Avenue, Costa Mesa, California 92626. It is expected that this Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about July 13, 1996.

         RECORD DATE AND OUTSTANDING SHARES. Holders of record of the Company's common stock (the "Common Stock") at the close of business on July 9, 1996 are entitled to notice of and to vote at the Annual Meeting. On that date there were 9,561,028 shares of Common Stock outstanding.

         REVOCABILITY OF PROXIES. A proxy given for use at the Annual Meeting may be revoked by the shareholder giving the proxy at any time prior to the exercise of the powers conferred thereby. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, either a written revocation or a duly executed proxy card bearing a later date or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Presence at the Annual Meeting will not revoke the shareholder's proxy unless such shareholder votes in person.

         QUORUM AND VOTING. Under California law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of the Company's shareholders.

         Shares represented by proxy cards that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the meeting but with respect to which the brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote or do not have discretionary power to vote on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         Shares represented at the Annual Meeting by properly executed proxy cards in the accompanying form and not revoked will be voted at the Annual Meeting. The Board of Directors knows of no matters other than as listed in the attached Notice of Annual Meeting of Shareholders which are likely to be brought before the Annual Meeting. If, however, any other matters should properly come before the

Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

         SOLICITATION OF PROXIES.   Proxies will be solicited by certain of the
Company's directors, officers and regular employees, without payment of any additional compensation to them. Proxies will be solicited by personal interview, mail and telephone. Any costs relating to such solicitation of proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

                             ELECTION OF DIRECTORS

         The Board of Directors is comprised of seven members. At the Annual Meeting, all seven directors are to be elected to hold office for a term of one year until the Company's annual meeting in 1997, in each case until such director's successor shall be elected and qualified. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

         The seven nominees for election as directors who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected directors. The proxy card permits shareholders to withhold authority to vote for any nominee. When the shareholder giving the proxy specifies a choice with respect to the election of the directors, the proxy will be voted in accordance with the specification made. When no specification is made on a properly executed proxy card, the shares represented by the proxy card will be voted FOR the election of all of the nominees for directors named in the proxy card. Abstention from voting and broker non-votes will have no effect on the outcome of the election since they will not be cast in favor of any nominee.

         Shareholders are entitled to cast one vote for every share represented at the Annual Meeting unless cumulative voting is provided. California law provides that shareholders may cumulate their votes in electing directors if one or more shareholders have given notice of their intention to cumulate their votes at the Annual Meeting and such notice is given at any time prior to the commencement of voting. If any one shareholder has given such notice, all shareholders may cumulate their votes for the nominees. If no such notice is given, there will be no cumulative voting. Under cumulative voting, shareholders have the right to cast one vote for each director to be elected and may allocate their votes among the nominees as the shareholder thinks appropriate. In the event cumulative voting is provided, the persons named in the accompanying form of proxy will have discretion to cumulate votes with respect to all nominees listed below for whom authority has not been withheld so as to elect the maximum number of such nominees.

         UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSONS NAMED AS PROXIES IN THE ACCOMPANYING FORM OF PROXY CARD WILL VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW. If any one or more of the nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy card may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy card contains a discretionary grant of authority with respect to this matter.

         NOMINEES FOR ELECTION. Each of the Company's nominees for election to the Board of Directors currently serves as a director of the Company. Each nominee first became a director of the Company in the year set forth below and has continually served as a director of the Company since then. Additional information regarding the nominees can be found below in the section entitled "Management."

                                              YEAR FIRST BECAME A
               NAME                         DIRECTOR OF THE COMPANY
               ----                         -----------------------
         R. Bruce Andrews                            1995
         John A. Booty                               1985
         David P. Collins                            1985
         Gary L. Davidson                            1985
         Maurice J. DeWald                           1995
         James M. Peters                             1995
         John J. Rydzewski                           1995

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

                                   MANAGEMENT

         DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY. The following table sets forth certain information regarding the executive officers and Directors of the Company as of March 31, 1996.


                NAME              AGE             POSITION WITH THE COMPANY
                ----              ---             -------------------------
         Gary L. Davidson          61              Chairman of the Board and Director
         John A. Booty             57              President and Director
         David P. Collins          58              Senior Executive Vice President and Director
         Graham Espley-Jones       36              Executive Vice President, Chief Financial Officer
                                                   and Secretary
         R. Bruce Andrews          56              Director
         Maurice J. DeWald         56              Director
         James M. Peters           60              Director
         John J. Rydzewski         43              Director

         R. BRUCE ANDREWS. Mr. Andrews has served as President and Chief Executive Officer of Nationwide Health Properties since September 1989 and a director of that company since October 1989. Mr. Andrews had previously served as a director of American Medical International, Inc., a hospital management company, and served as its Chief Financial Officer from 1970 to 1985 and its Chief Operating Officer in 1985 and 1986. Mr. Andrews is also a director of Alexander Haagen Properties, Inc.

         JOHN A. BOOTY. In 1980, with Mr. Davidson and others, Mr. Booty founded the predecessor to the Company, and has served as President of the Company since its inception in 1985. Mr. Booty is a graduate of the University of California at Berkeley, from which he also holds a Master's Degree in Business Administration. Prior to founding the Company, Mr. Booty was with Ford Motor Company

Aeronutronics, Development Research Associates, and Booz Allen and Hamilton, of which Mr. Booty was a Vice-President.

         DAVID P. COLLINS. Mr. Collins has served as Senior Executive Vice-President in charge of capital acquisition since 1985 and served in the same capacity with the predecessor to the Company since 1981. Mr. Collins received his Bachelor's Degree from St. Anselm College, Manchester, New Hampshire. Prior to 1981, Mr. Collins was active in the field of international finance, primarily in the Middle East.

         GARY L. DAVIDSON. In 1980, with Mr. Booty and others, Mr. Davidson founded the predecessor to the Company, and has served as Chairman of the Board of the Company since its inception in 1985. Mr. Davidson, an attorney, received his Bachelor's Degree and his Juris Doctor Degree from the University of California at Los Angeles. Mr. Davidson was co-founder and first president of both the American Basketball and the World Hockey Associations, and also founded and served as the first commissioner and president of the World Football League. In 1994, Sports Illustrated honored him as one of the forty most influential persons in sports over the past forty years.

         MAURICE J. DEWALD. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, which he founded in 1992. Previously, Mr. DeWald was a Managing Partner and served on the Board of Directors of KPMG Peat Marwick. Mr. DeWald is currently a director of Tenet Healthcare Corporation, Dai-Ichi Kangyo Bank of California and Monarch Funds. He is also a trustee of St. John's Hospital and Health Care Foundation and Loyola Marymount University, and serves on the Advisory Council of the University of Notre Dame School of Business.

         GRAHAM ESPLEY-JONES. Mr. Espley-Jones has served as Chief Financial Officer of the Company since 1989, and prior to that time served the Company as Director of Finance. Mr. Espley-Jones graduated from Pepperdine University with a Master's Degree in Business Administration and from San Diego State University with a Bachelor's Degree in Business Administration. Prior to joining the Company in 1988, he served as the Controller for the real estate division of First California Savings Bank. Mr. Espley-Jones serves on the Executive Board of the American Senior Housing Association.

         JAMES M. PETERS. Mr. Peters was the founder of the J.M. Peters Company (an American Stock Exchange listed company), a California-based home building firm. Mr. Peters served as President and Chief Executive Officer of the J.M. Peters Company from its inception in 1975 until his retirement in 1992. During his career, Mr. Peters has been responsible for building and marketing more than 12,000 housing units. Mr. Peters is a principal of the Peters - Hover Company, Inc. and serves as a member of the Board of Trustees of the UCLA Foundation.

         JOHN J. RYDZEWSKI. Mr. Rydzewski is an investment banker specializing in health care finance and has been a member of Benedetto, Gartland & Greene, Inc. since 1993. Mr. Rydzewski served as Executive Vice-President and Chief Financial Officer in 1992 for Four Winds, Inc. He also served as a Vice President in the Health Care Finance group of Kidder, Peabody & Co. Incorporated from 1986 to 1992. He has served as a director of United Medical Corporation and Maxim Healthcare Corporation. Mr. Rydzewski is a Certified Public Accountant and received a Master of Business Administration and a Bachelor of Science Degree from the Wharton School of the University of Pennsylvania.

         INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS. The Company's Board of Directors established a Compensation Committee and an Audit Committee at or about the time of the initial public offering of the Company's common stock in October 1995. The Company currently has no Nominating Committee and the full Board of Directors selected nominees for election of directors.

         The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and executive officers, administers the 1995 Stock Option and Incentive Plan and recommends policies relating to benefit plans. The Compensation Committee consists of John J. Rydzewski and James M. Peters. The Compensation Committee did not meet during fiscal 1996.

         The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit Committee consists of Maurice
J. DeWald, R. Bruce Andrews and John J. Rydzewski. The Audit Committee met once in fiscal 1996 and all members were in attendance.

         During fiscal 1996, there were seven meetings of the Board of Directors, and all directors attended at least 75% of the meetings of the Board of Directors.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the Compensation Committee, Messrs. Rydzewski and Peters, are not present or former employees of the Company and have no relationships with the Company requiring disclosure pursuant to rules promulgated by the Securities and Exchange Commission.

         COMPENSATION OF DIRECTORS. Non-employee directors receive $12,000 per year, paid quarterly in advance, and $500 for each meeting of the Board of Directors or committee of the Board of Directors that they attend. In October 1995, the Company established the 1995 Stock Option and Incentive Plan which provides, among other things, that each nonemployee director who is initially elected or appointed to the Board of Directors will, upon such election or appointment, be automatically granted an option to purchase 10,000 shares of Common Stock, vesting at the rate of 2,500 per year measured from the date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, every fourth year following the date on which such nonemployee director is elected or appointed, on the date of the annual meeting of the shareholders of the Company, if such person has continuously served as a nonemployee director, such nonemployee director shall automatically receive an option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant, vesting at the rate of 2,500 per year measured from the date of grant.

            SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

         SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS. The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 25, 1996 (based on a total of 8,941,093 outstanding shares of Common Stock) by (i) each of the Company's directors,
(ii) each of the Named Executive Officers and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Amounts and percentages listed below include warrants and options which are exercisable within 60 days of June 25, 1996.

                                                              SHARES
 NAME AND ADDRESS OF                                       BENEFICIALLY            PERCENTAGE OF SHARES
 BENEFICIAL OWNER (1)                                         OWNED                  BENEFICIALLY OWNED
 --------------------                                    ---------------             ------------------
 Gary L. Davidson (2) (3)                                        936,131                   10.5%

 John A. Booty (2) (4)                                           933,301                   10.4%

 David P. Collins (2) (5)                                        514,775                    5.8%

 Graham Espley-Jones (6)                                         285,052                    3.2%

 G. Brian Christie (7)                                           190,720                    2.1%

 R. Bruce Andrews (8)                                                 --                     --

 Maurice J. DeWald (8)                                                --                     --

 James M. Peters (8)                                                  --                     --

 John J. Rydzewski (8)                                                --                     --

 Directors and officers as a group (8 persons) (9)             2,669,259                   29.9%

(1) Except where otherwise noted, the address of the Company's directors, executive officers and selling shareholders is c/o ARV Assisted Living, Inc., 245 Fischer Avenue, Costa Mesa, California 92626.

(2) Excludes 477,042 shares owned of record by the Company's employee stock ownership plan ( the "ESOP"), of which Messrs. Davidson, Booty and Collins are trustees.

(3) Of the 936,131 shares beneficially owned by Mr. Davidson, 593,029 are held of record by the Davidson Family Partnership and the remaining 343,102 shares are held by the Gary L. Davidson Funded Revocable Living Trust. Excludes 9,473 shares beneficially owned by Mr. Davidson held of record by the ESOP as of June 25, 1996. Excludes option to purchase 101,085 shares of stock, which option vests at the rate of 33-1/3% per year on the anniversary date of the grant, October 17, 1995.

(4) Of the 933,301 shares beneficially owned by Mr. Booty, 145,273 are held of record by the Booty-Jones Family Partnership (of which Mr. Booty holds a pecuniary interest equal to 1% thereof) and the remaining 788,028 shares are held by the Booty Family Trust(as to which Mr. Booty has shared voting and investment power). Excludes 9,473 shares beneficially owned by Mr. Booty held of record by the
         ESOP as of June 25, 1996.    Excludes option to purchase 101,085
         shares of stock, which option vests at the rate of 33-1/3% per year on the anniversary date of the grant, October 17, 1995.

(5) Of the 514,775 shares beneficially owned by Mr. Collins, 98,678 are held of record by the D & V Collins Family Limited Partnership (as to which Mr. Collins has shared voting and investment power), 399,647 shares are held by the Collins Family Community Property Trust (as to which Mr. Collins has shared voting and investment power) and the remaining 16,450 shares are held by the David P. Collins Annuity Trust. Excludes 8,558 shares beneficially owned by Mr. Collins held
         of record by the ESOP as of June 25, 1996.    Excludes option to
         purchase 59,539 shares of stock, which option vests at the rate of 33-1/3% per year on the anniversary date of the grant, October 17, 1995.

(6)      Excludes 5,321 shares beneficially owned by Mr. Espley-Jones held of
         record by the ESOP as of March 25, 1996.   Excludes option to purchase
         33,618 shares of stock, which option vests at the rate of 33-1/3% per year on the anniversary date of the grant, October 17, 1995.

(7) Excludes 439 shares beneficially owned by Mr. Christie held of record by the ESOP as of June 25, 1996.

(8) Excludes options granted to the non-employee directors to purchase 10,000 shares, which options vest at the rate of 2,500 shares per year on the anniversary date of the grant, November 30, 1995.

(9) Excludes 190,720 shares beneficially owned by Mr. Christie who resigned as Executive Vice President of the Company as of February 1, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. As of June 25, 1996, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. In preparing the table shown below with respect to the two entities other than the Company's ESOP, the Company has relied, without further investigation, on the information contained on the copy of the Schedule 13G delivered to it, which was filed by the respective reporting persons with the SEC under the Securities Exchange Act of 1934. The numbers shown on the table should be interpreted in light of the related footnotes.

       TITLE OF                  NAME AND ADDRESS            AMOUNT AND NATURE OF                PERCENT
         CLASS                 OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP               OF CLASS
     -------------          -------------------------        ----------------------              --------
        Common          Janus Capital Corporation (1)                   772,800                    9.5%
                        100 Filmore Street, Suite 300
                        Denver, CO 80206-4923

        Common          ARV Housing Group, Inc. Employee                477,042                    6.3%
                        Stock Ownership Plan
                        245 Fischer Avenue
                        Costa Mesa, CA 92626

        Common          FMR Corp (2)                                    448,800                    5.5%
                        82 Devonshire Street
                        Boston, MA 02109


(1) Janus Capital Corporation ("Janus") is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 ("Investment Act") and individual and institutional clients ("Managed Clients"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus may be deemed to be the beneficial owner of the shares of the Company held by such Managed Portfolios. Janus does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Thomas H. Bailey ("Mr. Bailey") owns approximately 12.2% of Janus Capital and serves as President and Chairman of the Board of Janus Capital. Mr. Bailey does not own of record any shares in the Company. All shares reported have been acquired by the Managed Portfolios and Mr. Bailey disclaims beneficial ownership over any shares of the Company.

(2) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under
         Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 441,000 shares of the Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Act. Edward C. Johnson 3d ("Johnson"), FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 441,000 shares owned by the Funds, but neither FMR Corp. nor Johnson, Chairman of FMR Corp.
         has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carried out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 7,800 shares of the Common Stock of the Company as a result of its serving as investment manager of the institutional account(s) as reported above. Members of the Johnson family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholder's voting agreement under which all Class B shares will be voted in accordance with the majority of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

                       COMPENSATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to compensation paid by the Company in the fiscal years ended 1995 and 1996 to the Company's Chief Executive Officer and the Company's next most highly compensated executive officers as of March 31, 1996 whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                                      Long-Term
                                                                    Compensation
                                        Annual Compensation            Awards
                                        -------------------       ----------------

                                                                     Securities
        Name and                                                     Underlying              All Other
    Principal Position       Year     Salary          Bonus           Options (1)          Compensation (2)
    ------------------       ----     ------          -----      -------------------   ----------------------
 Gary L. Davidson,           1996     $263,100       $140,785          101,085                      $9,001
 Chairman of the Board       1995     $250,250       $148,575            --                       $138,984

 John A. Booty,              1996     $263,100       $140,785          101,085                      $6,799
 President                   1995     $250,250       $148,575            --                       $139,000


 David P. Collins,           1996     $186,132       $120,062          59,539                       $3,971
 Senior Executive VP         1995     $229,968       $70,043             --                        $89,172


 G. Brian Christie,          1996     $200,000       $60,000           33,618                       $7,107
 Executive VP (3)            1995     $223,333       $19,175             --                         $6,553


 Graham Espley-Jones,        1996     $166,000       $33,000           33,618                       $7,358
 Secretary, CFO              1995     $136,500       $56,610             --                        $64,831

(1) Options have been granted to each of the Named Executive Officers as more fully described in "Option Grants in Last Fiscal Year" below.

(2) Includes premiums for term life, medical, and dental insurance (and disability insurance for Messrs. Davidson, Booty and Espley-Jones) purchased for the benefit of the Named Executive Officers in the following amounts: Mr. Davidson - $9,001; Mr. Booty - $6,799; Mr. Collins - $3,971; Mr. Christie - $4,910; and Mr. Espley-Jones - $1,485. These amounts represent insurance premiums paid by the Company beyond what it pays for other similarly situated employees.

(3) Mr. Christie resigned as Executive Vice President of the Company on February 1, 1996. His bonus reflects a one-time termination bonus as discussed under "Employment Agreements," and his option to purchase 33,618 shares terminated as of that date.

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information regarding options granted during fiscal 1996 to the Named Executive Officers pursuant to the Company's 1995 Stock Option and Incentive Plan.

                           NUMBER OF     PERCENT OF TOTAL                              POTENTIAL REALIZABLE
                           SECURITIES    OPTIONS GRANTED    EXERCISE                  VALUE AT ASSUMED ANNUAL
                           UNDERLYING    TO EMPLOYEES IN      PRICE                    RATES OF STOCK PRICE
                            OPTIONS           FISCAL           PER      EXPIRATION    APPRECIATION FOR OPTION
 NAME                       GRANTED          YEAR (1)         SHARE      DATE (2)            TERM (3)
 ----                     -----------    ----------------    -------     --------            --------
                                                                                        5%             10%
                                                                                        --             ---
 Gary L. Davidson           101,085           12.8%            $14      10/17/2005   $890,005        $2,255,448

 John A. Booty              101,085           12.8%            $14      10/17/2005   $890,005        $2,255,448

 David P. Collins            59,539            7.5%            $14      10/17/2005   $524,213        $1,328,458

 G. Brian Christie (4)       33,618            4.3%            $14      ---          ---                    ---

 Graham Espley-Jones         33,618            4.3%            $14      10/17/2005   $295,991         $ 750,098

(1) In fiscal 1996, the Company granted options to purchase an aggregate of 790,782 shares under the Plan and this number was used in calculating the percentage set forth in this column. During fiscal 1996, options to purchase 79,618 shares under the Plan were canceled due to termination of employment.

(2) These options were granted for a term of 10 years, subject to termination in certain events related to termination of employment, and become exerciseable in three annual installments beginning on the first anniversary of the date of grant.

(3) Assumed rates of stock price appreciation are calculated based on requirements promulgated by the Securities and Exchange Commission and are for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. There can be no assurance that the assumed rates of appreciation will be achieved.

(4) Mr. Christie resigned as Executive Vice President of the Company as of February 1, 1996. Under the terms of his option agreement, his option rights terminated upon the termination of his employment with the Company.

         FISCAL YEAR-END OPTION VALUES. None of the Named Executive Officers exercised options during fiscal 1996. The following table sets forth certain information regarding options held as of the end of such fiscal year by each of the Named Executive Officers.

                                              NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-
                                              OPTIONS AT YEAR-END             MONEY OPTIONS AT YEAR-END (1)
                                              -------------------------       -----------------------------

                   ACQUIRED ON    VALUE
 NAME              EXERCISE       REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
 ----              --------       --------    -----------    -------------    -----------      -------------
 Gary L.
 Davidson          ---            ---         ---               101,085       ---              $303,255

 John A. Booty     ---            ---         ---               101,085       ---              $303,255

 David P.
 Collins           ---            ---         ---                59,539       ---              $178,617

 G. Brian
 Christie (2)      ---            ---         ---                 ---         ---              ---

 Graham Espley-
 Jones             ---            ---         ---                33,618       ---              $100,854

(1) Options are "in-the-money" if the fair market value of the underlying securities on that date exceeds the exercise price of the option. The amount set forth represents the difference between the fair market value of the securities underlying the options on March 29, 1996, based on the last sale price of $17.00 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options, without giving effect to the diminution of value attributable to the restrictions on such stock.

(2) Mr. Christie resigned as Executive Vice President of the Company as of February 1, 1996. As of that date, Mr. Christie had no vested right to exercise options and his contingent option rights terminated.

         EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with the Named Executive Officers commencing October 1, 1995 and ending September 30, 1998, subject to automatic 1-year extensions unless the Named Executive Officer receives written notice at least 30 days prior to termination date of the Company's intent to terminate the agreement. The agreements require the Named Executive Officers to devote their full productive time to the Company during the term of the agreement and to refrain from competing with the Company in the business of assisted living or long-term healthcare for a period of one year following expiration of the term of the agreements.

         The agreements include provisions for a base salary paid on a monthly basis (the "Base Salary"), annual increases in Base Salary based on increases in the Consumer Price Index, guaranteed bonuses each quarter equal to 6.25% of Base Salary (the "Minimum Bonus") (Mr. Espley-Jones does not receive Minimum Bonuses, nor was Mr. Christie eligible to receive any), and additional bonuses no later than May 1 of each year, determined in the discretion of the Board, based on earnings of the Company and other criteria as determined by the Compensation Committee of the Board. The Named Executive Officers have waived any right they may have had to discretionary bonuses for fiscal 1996. Each Named Executive Officer has also been granted certain stock options. The Company may terminate any Named Executive Officer without cause by making such Named Executive Officer a cash payment equal to the greater of (i) one year's Base Salary and, if applicable, Minimum Bonus, or (ii) the current annual Base Salary and, if applicable, Minimum Bonus divided by 12 and multiplied by the number of remaining months under the employment agreement, and, in addition, the payment by the Company of premiums of COBRA benefits for the maximum period of eligibility. Any Named Executive Officer voluntarily terminating his employment with the Company will receive a lump-sum payment equal to 3 months' Base Salary.

         CHANGE IN CONTROL ARRANGEMENTS. In fiscal 1996, the Board of Directors took action to better assure that the Named Executive Officers would continue to provide independent leadership consistent with the Company's best interests in the event of an actual or threatened change of control of the Company. The employment agreements of each of the Named Executive Officers provide certain protections in the event of a change in control. A "change in control" of the Company is defined as a change in ownership such that any one person, or more than one person acting as a group, would have possession of more than 50% of the total fair market value or the total voting power of the capital stock of the Company; or a change in effective control of the Company such that any one person or more than one person acting as a group would acquire ownership of capital stock possessing 20% or more of the voting power of the Company, or a majority of the members of the Board of Directors of the Company was replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; or a change in the ownership of a substantial portion of the Company's assets such that any one person or more than one person acting as a group would acquire, within a 12-month period, assets from the Company having a total fair market value equal to or more than 33-1/3% of the total fair market value of all of the assets of the Company immediately prior to such acquisitions. Upon any "change in control," the Named Executive Officers are entitled to receive a lump sum equal to two times the total compensation received during the immediately preceding calendar year. In addition, the stock option agreements between the Company and the Named Executive Officers include a provision authorizing the Compensation Committee to accelerate vesting of the options.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Board established the Compensation Committee of the Board (the "Committee") in November 1995. The Committee consists of two non- employee directors. The Committee is responsible for administering the Company's 1995 Stock Option and Incentive Plan and establishing and administering the Company's executive compensation programs. The objectives of these programs will be to pay competitively in order to attract qualified executive personnel given the Company's needs; retain and motivate these executives to achieve superior performance; link individual compensation to individual and company performance; and align executives' financial interests with those of the Company's shareholders.

         Compensation levels for fiscal year ended March 31, 1996 were set prior to the Company's initial public offering and prior to the creation of the Committee. As a privately-held company and prior to the creation of the Committee, the Company's compensation procedures were determined by the Board of Directors and were informal. Commencing on October 1, 1995, the Company's Named Executive Officers, Messrs. Davidson, Chairman; Booty, President; Collins, Senior Executive Vice President, Espley-Jones, Chief Financial Officer; and Christie, Executive Vice President, entered into three year employment agreements with the Company ending September September 30, 1998.
The term is renewable from year to year thereafter.

         1996 EXECUTIVE COMPENSATION COMPONENTS. Executive compensation consists of three components: base salary, bonus and long-term incentive awards. The Company also relies on the recommendations of the Chairman and President in matters related to the individual performance of the employees of the Company, other than Named Executives Officers, because the Committee believes they are the most qualified to make this assessment.

                 Base Salary. Base salaries for the Named Executive Officers were established in their respective employment contracts effective as of October 1, 1995, and provide for a base salary of $264,480, $264,480, $197,904,
$188,000 and $240,000, for Messrs. Davidson, Booty, Collins, Espley-Jones and Christie, respectively. The base salaries are increased annually on April 1 by a percentage equal to the Consumer Price Index.

                  Bonus. With respect to Messrs. Davidson, Booty and Collins, their employment contracts provide for a minimum bonus of 25% of their
respective base salary to be paid to them in quarterly installments.   Between
October 1, 1995 and March 31, 1996, minimum bonuses of $33,060, $33,060 and $24,378 were paid or accrued to Messrs. Davidson, Booty and Collins, respectively. All of the Named Executive Officers' contracts provide for discretionary bonuses to be set by the Compensation Committee based on the earnings of the Company and other criteria determined by the Compensation Committee. Because criteria had not been established by the Committee in fiscal 1996, the Named Executive Officers waived their right to receive discretionary bonuses.

                 Long Term Incentive Awards. Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. The Named Executive Officers were granted options to purchase shares of Common Stock as follows: Gary L. Davidson - 101,085 shares; John A. Booty - 101,085 shares; David P. Collins - 59,539 shares; and Graham Espley-Jones - 33,618 shares. The exercise price is equal to the market value of the Common Stock on the date of grant ($14 per share), and the options become exercisable in 33- 1/3% annual increments beginning one year after the date of grant and an additional 33-1/3% each year thereafter.

         In the fiscal year ended March 31, 1996, stock options were granted by the Company to 40 of its employees in recognition of their dedication, commitment and hard work and their contribution to the success of Company's initial public offering of the Common Stock.

         POLICY WITH RESPECT TO SECTION 162 (M). Section 162(m) of the Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in the Company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1996, the Committee does not contemplate that there will be any such nondeductible compensation.

         Additional information concerning the salary, bonus and stock awards for the Company's Named Executive Officers can be found in the tables appearing under "Compensation of Executive Officers."

                                                   THE COMPENSATION COMMITTEE

                                                   John J. Rydzewski
                                                   James M. Peters

                               PERFORMANCE GRAPH

         The following chart presents a comparison of the cumulative total return on shares of the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market-U.S. Index and a peer group selected by the Company for the period beginning October 19, 1995, the first day of trading for the Company's Common Stock, and ending March 31, 1996, the end of the Company's last fiscal year.

Comparison of 5 Month Cumulative Total Return*  Among ARV Assisted Living, Inc.,
             the NASDAQ Stock Market-U.S. Index and the Peer Group

MEASUREMENT PERIOD        ARV ASSISTED LIVING, INC.      PEER GROUP      NASDAQ STOCK MARKET-US
- - ------------------        -------------------------      ----------      ----------------------
10/19/95                            100                      100                 100
03/96                               121                       96                 105

- - ------------
         * The performance graph assumes investment of $100 in ARV Assisted Living, Inc. Common Stock, the NASDAQ Stock Market-U.S. and the peer group, with all dividends reinvested. The stock price shown above for the Common Stock is historical and not necessariy indicative of future price performance.

         The peer group consists of three companies primarily involved in the provision of assisted living services: Assisted Living Concepts, Inc., Just Like Home, Inc. and The Standish Care Company, all of which were public as of October 19, 1995. All of the companies in the self- constructed peer group are weighted by their respective market capitalization.

                              CERTAIN TRANSACTIONS

         General partnerships in which certain Directors and executive officers of the Company and others are partners own three of the four adjoining office condominiums comprising the Company's headquarters complex. In 1981, the Company leased the first of the office condominiums from a general partnership in which Messrs. Booty and Davidson and others are partners. As the Company's space requirements increased, management determined that expansion through lease of two suites adjoining its first office would be the most economic and efficient method. In January 1994, the Company leased an additional property from a limited partnership in which Messrs. Davidson, Booty, Collins, Espley-Jones and others are partners. All leases between the Company and these partnerships are triple net (the Company is responsible for taxes, insurance, and maintenance). The Company believes the terms of the leases were at fair market value at the time of inception. The partners of these partnerships may benefit as a result of any appreciation in value due to the Company's lease of its headquarters' space. In May 1995, the Company purchased one of the office condominiums which it formerly leased from a general partnership in which Messrs. Booty and Davidson and others were partners. The purchase price for this property was $629,506, the value of the mortgage on the property and other capitalized costs, and no funds were distributed to the partners.

         In October 1993, LVP Services, Inc. ("LVP") was formed by Messrs. Davidson, Booty, Collins and Espley-Jones as well as other employees to provide laundry and vending equipment leasing services to apartment projects. LVP provides laundry services under lease arrangements with four apartment projects managed by the Company in which the gross proceeds generated by the laundry business are split between LVP and the facility. In June 1995, the Company acquired all of the stock of LVP for $54,720, an amount approximately equal to 150% of the capital invested by such persons in the Company, with the consideration to Messrs. Davidson, Booty, Collins and Espley-Jones being $7,140, $7,140, $7,140 and $4,493, respectively. LVP was merged into the Company in August 1995.

         To address certain structural issues in connection with tax credit partnerships, Pacific Demographics Corporation ("Pacific Demographics") (formerly ARVTC, Inc.), was formed in August 1994 by Messrs. Davidson, Booty, Collins and Espley-Jones, as well as two former Company officers, to provide certain development services for these partnerships in exchange for cash and deferred development fees generated by the tax credit partnerships. The Company provided services to Pacific Demographics for which it received certain fees from Pacific Demographics. The Company believes that these arrangements were fair to the Company and that the compensation paid to Pacific Demographics by the tax credit partnerships and by Pacific Demographics to the Company appropriately reflected the services rendered by Pacific Demographics and the Company, respectively, and the risks incurred by the shareholders of Pacific Demographics who provided the guaranties for these projects.

         In order to lessen potential conflicts of interest, in July 1995, the Company's principal shareholders sold Pacific Demographics, Inc. to the Company for $100,000 in cash. In addition, they became co-developers with Pacific Demographics and retained the right to receive 20% of all developer fees up to a maximum of $850,000.

         As part of the Company's strategy to de-emphasize the Low Income Housing Tax Credit segment of its business, the Company entered into two separate transactions with two former employees who were instrumental in the development of the Low Income Housing Tax Credit senior and multi-family apartments.

In October, 1995, the Company sold to Woodpark Development Company, Inc., the principal of which is G. Scott Gaynor, a receivable for developer fees of $1,220,000 for $741,000, the net present value of the receivable. The purchase price was paid in cash and a promissory note. In March, 1996, Pacific Demographics Corporation sold to American Housing Concepts, the principal of which is Brian Flornes, receivables for developer fees for the Lansing and Grand Rapids apartment complexes of $2,411,200 for $479,100, their net present value. The purchase price was paid in cash and a promissory note. In addition, the Company assigned to American Housing Concepts certain loans outstanding and rights to receive priority payments owned by three limited partnerships for which the Company is the general partner. The loans and payment rights totalled $1,541,000 and were sold for $390,000, their net present value. The purchase price was paid in cash and a promissory note. There was no book gain or loss recognized on these sales, although the Company did receive a tax benefit as a result of the transactions.

         In August 1994, the Company created ARV Mortgage Group, Inc. to provide residential mortgage brokerage services. The Company purchased a 64% interest in ARV Mortgage Group, Inc. for $6,400. In August 1995, as part of a refocusing of the Company's core business, the Company sold for nominal consideration its interest in ARV Mortgage Group, Inc. to Red Hill Hunter Associates, Inc., a corporation whose shareholders are Messrs. Davidson, Booty, Collins and Espley-Jones, as well as a former Company officer, subject to a commitment by ARV Mortgage Group Inc. to repay an advance of approximately $250,000 to the Company. As of February 9, 1996, Redhill Hunter Associates, Inc. sold its stock in ARV Mortgage, Inc. to its President, who is not affiliated with the Company.

         In June 1995, the Company purchased 82,237 shares of Common Stock from Richard H. Tourtelot, then an executive officer of the Company, for $125,000 and in July 1995 purchased an additional 82,237 shares for $125,000. In April 1995, the Company entered into a voluntary separation agreement with Christopher M. Santoro, then an executive officer of the Company, whereby the Company purchased Mr. Santoro's 328,947 shares of Common Stock for $100,000.

         On several occasions during 1994 and 1995, certain shareholders (and a relation of one shareholder) have made advances to the Company or affiliates thereof to fund short-term cash flow needs. At April 1, 1995, the Company (or an affiliate thereof) was the payor on 10% demand notes evidencing such advances in the amounts of $50,000, $168,000, $225,000, $100,000 and $200,000
respectively, payable to Messrs. Davidson, Booty, Collins and Rota and to the father-in-law of Mr. Booty. As of the date hereof, all such notes have been repaid.

         The Company is the general partner of Fullerton Equities Limited, a California limited partnership ("Fullerton"). The Company had loaned Fullerton in excess of $1.1 million, $1.0 million of which was secured by a deed of trust. On January 3, 1996, Fullerton sold its sole physical asset, an assisted living and Alzheimer facility, to an unrelated third party and took back a $2.0 million note secured by a deed of trust which wrapped the Company's deed of trust. Gary L. Davidson, John A. Booty, David P. Collins and Graham Espley-Jones, as tenants in common, purchased the $2.0 million note from Fullerton for full value on March 6, 1996, which enabled Fullerton to pay off all of its secured indebtedness and a portion of the unsecured debt to the Company. It is anticipated that Fullerton will be dissolved in 1996.

                                 ANNUAL REPORT

         A copy of the Company's Annual Report, including financial statements for the fiscal years ended March 31, 1996 and March 31, 1995 is being mailed with this Proxy Statement to shareholders of record on or about the Record Date, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                             SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 1997 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than April 15, 1997. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

         PUBLIC ACCOUNTANTS. KPMG Peat Marwick LLP has been appointed as the Company's independent public accountants for fiscal year 1997, subject to the discretion of the Board of Directors to appoint another firm if it deems such appointment appropriate. There are no affiliations between the Company, its directors, officers employees or associates and KPMG Peat Marwick LLP, its partners, employees or associates, other than relating to its engagement as independent accountants for the Company and its affiliates in fiscal year 1996.

         SECTION 16(A) COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports on Forms 3, 4 and 5 of stock ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all forms that they file. Based on the Company's review of copies of Forms 3, 4 and 5, and amendments thereto, received by the Company for the year ended March 31, 1996, or written representations from certain Reporting Persons that no Forms 5 were required to be filed by those persons, the Company believes that during fiscal year 1996 all filing requirements were complied with by the Reporting Persons except that Forms 3 required for each of the Named Executive Officers, directors and the Booty Family Trust, a Form 4 for Mr. Christie, and Forms 5 for Messrs. Christie, Booty and Espley-Jones were not timely filed.

         OTHER BUSINESS. The Board of Directors knows of no matters other than as listed in the attached Notice of Annual Meeting of Shareholders which are likely to be brought before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

         EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. Any questions should be addressed to Caryn Raphael, Vice President Corporate Communications, at ARV Assisted Living, Inc., 245 Fischer Avenue, Costa Mesa, CA 92626, telephone (714) 751-7400.

                                              By order of the Board of Directors

                                              /s/
                                              Gary L. Davidson
                                              Chairman of the Board

                                              Dated: July 11, 1996

                         ANNUAL MEETING OF STOCKHOLDERS

                           ARV ASSISTED LIVING, INC.

DATE:            AUGUST 13, 1996

TIME:            9:00 A.M.

PLACE:           RED LION HOTEL
                 RED LION BALLROOM 4
                 3050 BRISTOL STREET
                 COSTA MESA, CALIFORNIA 92626


                                                        COMPLIMENTARY PARKING IS
                                                       AVAILABLE AT THE RED LION
                                                              HOTEL SELF-PARKING
                                                            STRUCTURE. ATTENDEES
[MAP]                                                   SHOULD ENTER THE PARKING
                                                        STRUCTURE AND PROCEED TO
                                                         THE LOWER BANQUET-LEVEL
                                                         PARKING FLOORS. THE RED
                                                      LION BALLROOM 4 IS LOCATED
                                                                ON THE B-2 LEVEL

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           ARV ASSISTED LIVING, INC.

The undersigned hereby appoints Bernard Wheeler-Medley and Mary Pat Gregory, and each of them, as attorneys, proxies, and agents, each with the power of substitution, and hereby authorizes them to represent and vote, as designated herein, all the shares of stock of ARV Assisted Living, Inc. (the "Company") entitled to be voted by the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held August 13, 1996 at 9:00 a.m., or at any adjournment thereof (the "Meeting").

This proxy when properly executed will be voted in the manner specified herein. IF NO INSTRUCTION IS SPECIFIED HEREIN WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THIS PROXY WILL, UNLESS OTHERWISE INDICATED IN THE PROXY STATEMENT RELATING TO THE MEETING, BE VOTED "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" ITEM 2 LISTED ON THIS PROXY CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 2 AND FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS ON THIS PROXY CARD.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

- - -------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                        COMPLIMENTARY PARKING IS
                                                       AVAILABLE AT THE RED LION
                                                              HOTEL SELF-PARKING
                                                            STRUCTURE. ATTENDEES
[MAP]                                                   SHOULD ENTER THE PARKING
                                                        STRUCTURE AND PROCEED TO
                                                         THE LOWER BANQUET-LEVEL
                                                         PARKING FLOORS. THE RED
                                                      LION BALLROOM 4 IS LOCATED
                                                                ON THE B-2 LEVEL

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example.


THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR ITEMS 1 AND 2                                          WITHHELD
                                                FOR             FOR ALL
ITEM 1 - ELECTION OF DIRECTORS                  [ ]               [ ]

         Nominees:
         R. Bruce Andrews
         John A. Booty
         David P. Collins
         Gary L. Davidson
         Maurice J. DeWald
         James M. Peters
         John J. Rydzewski

WITHHELD FOR: (Write that nominee's name in the space provided below):


- - -------------------------------------------------------------------------------

ITEM 2 - In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

               FOR                AGAINST                 ABSTAIN
               [ ]                  [ ]                     [ ]


Signature(s)                                            Date:
            -------------------------------------------      ------------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.
- - -------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                         ANNUAL MEETING OF STOCKHOLDERS

                           ARV ASSISTED LIVING, INC.

DATE:            AUGUST 13, 1996
TIME:            9:00 A.M.
PLACE:           RED LION HOTEL
                 RED LION BALLROOM 4
                 3050 BRISTOL STREET
                 COSTA MESA, CALIFORNIA 92626

                           (PLEASE SEE REVERSE SIDE)